Q3’26 Revenue $11.0 Million Up 38% Year/Year
Drone, Defense and Industrial Pipeline Grows to $216 Million
Leadership Team Realigned for Drone and Defense Growth
Steve Bakos Named as Our First Chief Revenue Officer

FREMONT, Calif., October 12, 2026 (GLOBE NEWSWIRE) -- Enovix Corporation ("Enovix" or the "Company," Nasdaq: ENVX), a developer and manufacturer of advanced lithium-ion batteries, today reported preliminary Q3’26 results and a leadership realignment.

Fellow Shareholders:

Our preliminary, unaudited Q3’26 revenue is $11.0 million, up 38% from Q3’25, beating our guidance of $9 million to $10 million. This is our sixth consecutive quarter of year-over-year revenue growth.

The driving factors this quarter were 1) continued growth in the size and diversity of our drone and other defense pipeline, 2) product sample validation by multiple customers, and 3) progress in expanding our defense manufacturing capacity, which is located in our acquired Korean plant due to its 20‑year defense production history. The demand surge is driven by the obvious need of U.S. and allied defense programs to source non‑Chinese batteries. We are investing $19 million now to efficiently double the capacity of our Korean plant.

Ryan Benton, Interim CEO, said, “We are focusing on moving our $216 million drone, defense and industrial pipeline forward into design wins, purchase orders and shipments. The added Korean manufacturing capacity will enable timely delivery of those orders, which in the first part of Q4’26 have already exceeded our Q3’26 total revenue. Meanwhile, year-to-date we have shipped approximately 17,000 production samples to one of our 24 current and prospective smart eyewear customers.”

Drone Pipeline Up 48% in the Third Quarter

Drone and defense customers accounted for approximately 70% of Q3’26 revenue. Our total drone, defense and industrial pipeline grew 18% to approximately $216 million; the drone pipeline alone grew 48% to approximately $150 million and is expected to continue to grow through 2027. Customer breadth has also expanded meaningfully, with a growing number of sample requests from defense customers for aerial, maritime and soldier-worn applications. These new programs offer premium pricing to secure sourcing from the very limited list of qualified defense suppliers. We have also turbocharged our Korean battery technology by using what we believe to be a higher percentage of silicon in the battery than any conventional battery supplier.

China dominates the lithium-ion cell market, putting defense programs under growing pressure to meet federal sourcing rules under the National Defense Authorization Act (NDAA), the Trade Agreements Act (TAA) and foreign entity of concern (FEOC) provisions in several laws that effectively eliminate the use of any Chinese content. Our defense related cells are manufactured completely in-house in Korea, which is already military qualified, offering customers a single, auditable chain of custody. We view this capacity as an Enovix strategic asset.

The next step is to scale our production in the order mandated by our backlog: orders for multiple sub‑markets, including aerial (UAV), subsea (UUV) and maritime (USV) drone programs. Capturing this opportunity requires that R&D, operations and sales work as one team to qualify new cells faster to bring new capacity online rapidly, and to support customers in the field. The leadership changes described below were implemented to meet those objectives.

Leadership Organization Changes

The new leadership structure now focuses on the opportunities in front of it, both defense and consumer. Steve Bakos, Senior Vice President of Worldwide Sales, has been promoted to the newly created role of Chief Revenue Officer and General Manager. Bakos will report to Interim CEO Benton, and lead Enovix’s global defense and commercial business unit, including sales, business development, product management, marketing and applications – with full P&L responsibility.
Bakos joined Enovix in May 2026 from Infineon Technologies, where he served as Vice President of Corporate Account Sales. Over his 35‑year semiconductor career, he has held executive sales and marketing roles serving the consumer, communications, industrial and computing markets at Linear Technology, Intersil, SiTime and Exar. He holds a B.S. in Engineering from Cornell.
Bakos said, “Our drone and defense customers are telling us they need high-performance batteries at scale from a fully qualified, dependable source now. My job is to monetize that growing pipeline at attractive margins.”

Two further appointments support the ramp. James Wilcox, a Berkeley Ph.D. and member of the Enovix 2008 founding engineering team, has been promoted to Vice President of Corporate Strategy, reporting to Benton, where he will lead manufacturing and technology partnerships and government funding programs, including NDAA and TAA sourcing compliance responsibility. Dan Wark, a 40‑year semiconductor operations veteran who has advised Enovix since June 2026, joined us full‑time to lead a new Global Supply Chain organization to consolidate production planning, procurement and sourcing.

Conclusion

T.J. Rodgers, recently appointed Enovix Executive Chairman, said, “We have now revamped ENVX’s executive staff and aligned it with immediate revenue growth opportunities in the high‑margin defense markets that need our capacity as well as the sampling requirements of the broad and higher-volume consumer markets. We have also put our VP of R&D, Jon Doan, and our substantial 147‑person R&D team under COO Michael Vyvoda, a Berkeley Ph.D. in Chemical Engineering, to focus R&D directly on revenue‑related projects.
Rodgers concluded, “In addition to our revenue focus, we are now directly addressing our cost structure and profitability. We will report the first accomplishments of our cost reduction plan in our Q3’26 report on November 12.”

Enovix Preliminary Q3’26 Financial Summary1

	GAAP[2]	NON-GAAP[3]
($ millions, except per share)	Q3’26 Prelim.	Q3’26 Prelim.	Q3’26 Guidance
Revenue	~$11.0	~$11.0	$9.0 – 10.0
Loss from operations	~($39.3)	~($29.2)	($29.0 – 32.0)
Net loss per share	~($0.19)	~($0.14)	($0.13 – 0.17)
Capital expenditures	~$3.0	~$3.0	$8.0 – 12.0
Cash and cash equivalents[4]	~$512	~$512	N/A
1 Preliminary, unaudited results for each metric are based on information as of the date of this release and are subject to completion of quarter-end closing procedures. Q3’26 Guidance is as provided by the Company on August 12, 2026. Full results and an earnings call and webcast are expected on or about November 12, 2026; details will be announced separately.
2 GAAP figures are preliminary; the Company’s Q3’26 GAAP financial statements will be included in its Form 10-Q.
3 Non-GAAP loss from operations and net loss per share exclude stock-based compensation, amortization of intangible assets and certain other items. Revenue is not adjusted and is the same on a GAAP and non-GAAP basis; guidance for revenue was provided on a GAAP basis, and guidance for loss from operations and net loss per share was provided on a non-GAAP basis. See “Non-GAAP Financial Measures” and the reconciliation tables below.
4 Amount as of October 4, 2026 and reflects stock repurchases by the Company pursuant to its previously announced Stock Repurchase Plan totaling $6.2 million during Q3’26.

About Enovix
Enovix develops and manufactures advanced lithium-ion batteries, including proprietary silicon-anode architectures for smartphones, smart eyewear, defense, industrial and emerging edge-AI applications. Its proprietary silicon-anode battery architecture enables higher energy density and performance in space-constrained devices while maintaining safety and reliability, supporting commercialization across consumer and industrial markets.

Enovix is headquartered in Silicon Valley with facilities in India, South Korea and Malaysia, serving customers globally. For more information visit https://enovix.com and follow us on LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial or operating performance and are identified by words such as anticipate, believe, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding: our preliminary, unaudited third quarter 2026 revenue, loss from operations, net loss per share, capital expenditures, cash balance and customer pipeline as well as the expected timing of our full third quarter 2026 results; our strategic priorities and the allocation of our R&D, manufacturing and commercial resources, including our increased near-term focus on defense and drones; the expected benefits of our leadership and organizational changes and the ability of our leadership team to accomplish our business objectives; the growth and conversion of our drone, defense and industrial customer pipeline and our ability to convert customer demand and pipeline opportunities into design wins, purchase orders, shipments and revenue, and our expectation that the drone, defense and industrial customer pipeline will continue to grow through 2027; our expectations regarding continued revenue growth, including into 2027; our plans to reduce our cost structure and improve profitability and the timing of related actions; the timing, qualification and benefits of, and our progress in expanding production capacity in South Korea, including our dedicated aerial-drone battery production line and potential future capacity expansion, and expectations relating to the timely delivery of orders; expected demand for secure and compliant battery supply and our ability to support that demand; potential partnerships involving our manufacturing capacity; the outcome and timing of customer sampling and qualification activities; our expectations regarding margins on future revenue; our expectations regarding regulatory, certification and government sourcing requirements, including under the NDAA, TAA and with respect to foreign entity of concern (FEOC) restrictions; our ability to achieve and maintain NDAA compliance; market trends, including the sourcing shift away from China-based supply and our competitive position; and our future growth opportunities and our ability to execute on our R&D, commercial, manufacturing and business strategy. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements include, but are not limited to: the possibility that our final third quarter 2026 results differ from the preliminary results presented in this release as a result of the completion of our quarter-end closing procedures, review by our independent registered public accounting firm or other developments; risks related to our ability to execute on our strategic priorities and the possibility that the anticipated benefits of increased focus on drones and defense are not realized; risks related to the timing of leadership changes and our ability to manage our leadership transitions; risks related to the outcome of customer testing and qualification activities, including the possibility that our products do not meet required performance thresholds or that such testing is delayed beyond expected time frames; our ability to successfully develop, manufacture and commercialize our battery products and transition to high-volume production; our ability to scale manufacturing operations and achieve expected production capacity and yields; our ability to satisfy applicable government sourcing, regulatory and certification requirements, including TAA and NDAA requirements; risks relating to the FEOC rules, tariffs, export controls and trade policies; the level and timing of customer demand, qualification and adoption of our products across end markets; our ability to enter into and expand commercial agreements, including securing design wins, purchase orders and production contracts; our ability to execute on our business strategy and build and scale our sales and commercial capabilities; lengthy and unpredictable customer qualification and sales cycles, safety considerations, program delays or cancellations and contractual terms, particularly in defense and other regulated markets; risks related to battery performance, reliability and safety; customer concentration in the defense sector and certain consumer technology markets; challenges in forecasting demand, inventory and manufacturing requirements that may result in additional costs and production delays; our history of losses and expectation of continued losses; risks associated with the development and commercialization of products that remain under development and may not be successfully produced at commercial scale; our ability to effectively integrate and derive benefits from acquired businesses; fluctuations in foreign currency exchange rates and interest rates; operational and safety risks associated with manufacturing equipment; intense competition and our ability to keep up with rapid technological change and evolving standards in the battery industry; our ability to attract and retain qualified personnel; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; liquidity constraints, capital availability and our ability to service existing debt; our ability to protect and enforce our intellectual property rights; volatility in the trading price of our common stock; changes in tax laws or regulations; the impact of cyber and other information technology or security related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate; and other risks described in the disclosures contained in our filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, and other documents that we have filed, or will file, with the SEC. These documents are available in the SEC Filings section of the Investor Relations page at https://ir.enovix.com and at www.sec.gov. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Any forward-looking statements in this press release speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Preliminary Financial Information
The preliminary third quarter 2026 financial results and customer pipeline information presented in this release are unaudited, are based on management’s estimates as of the date of this release and are subject to change upon completion of the Company’s financial closing procedures and review. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary information and does not express an opinion or any other form of assurance with respect to it. The Company undertakes no obligation to update this preliminary information other than as required by law.

Non-GAAP Financial Measures
This press release references certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), including non-GAAP loss from operations and non-GAAP net loss per share. Enovix believes these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Enovix's financial condition and results of operations. Non-GAAP financial measures have limitations and should not be considered in isolation or as an alternative to financial measures determined in accordance with GAAP. The preliminary non-GAAP measures presented above exclude stock-based compensation, amortization of intangible assets and certain other items; because these results are preliminary, the Company has presented the most directly comparable preliminary GAAP measures alongside them. Preliminary reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the tables at the end of this release. Final reconciliations for the third quarter of 2026 are expected to be included in the Company's earnings release on or about November 12, 2026.

Note Regarding Customer Pipeline and Design Wins
We may refer in this press release and other communications to our “customer pipeline” and “design wins.” Our customer pipeline represents our estimate of the peak annual production value of identified design opportunities for products manufactured in South Korea. A “design win” refers to an opportunity that has been awarded to Enovix but has not yet entered production. Customer pipeline and design win amounts do not represent customer orders, backlog or committed revenue and should not be viewed as forecasts of future revenue. Actual revenue, if any, will depend on a number of factors, including customer qualification, final program awards, production timing, capacity and volumes, and the successful launch and ramp of customer programs. These measures are forward-looking and are subject to the risks and uncertainties described above under “Forward-Looking Statements.”

For media and investor inquiries, please contact:
Investor Contact:
Monica Gould
Blueshirt Group
ir@enovix.com

ENOVIX CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (PRELIMINARY)
(Unaudited; in thousands, except share and per share data)

		Unaudited	Unaudited	Preliminary
	Note	Q3’25	Q2’26	Q3’26
GAAP loss from operations		$(46,973)	$(43,296)	$(39,294)
Stock-based compensation expense	A	11,837	13,034	8,457
Amortization of intangible assets	B	1,190	1,190	1,188
Legal cost related to shareholder lawsuit	C	2,743	313	434
Warrant issuance cost	D	1,378	—	—
Total non-GAAP adjustments		17,148	14,537	10,079
Non-GAAP loss from operations		$(29,825)	$(28,759)	$(29,215)

		Unaudited	Unaudited	Preliminary
	Note	Q3’25	Q2’26	Q3’26
GAAP net loss attributable to Enovix		$(53,713)	$(43,063)	$(41,618)
Stock-based compensation expense	A	11,837	13,034	8,457
Amortization of intangible assets	B	1,190	1,190	1,188
Legal cost related to shareholder lawsuit	C	2,743	313	434
Warrant issuance cost	D	1,378	—	—
Change in fair value of common stock warrants	E	(1,867)	(181)	—
Interest expense related to the warrant dividend	F	9,223	—	—
Total non-GAAP adjustments		24,504	14,356	10,079
Non-GAAP net loss attributable to Enovix shareholders		$(29,209)	$(28,707)	$(31,539)
Notes:
(A) Stock-based compensation: non-cash expense related to equity awards granted to employees, directors and consultants.
(B) Amortization of intangible assets: non-cash amortization of intangible assets acquired in the Routejade acquisition.
(C) Legal cost related to shareholder lawsuit: litigation expenses related to the defense of an ongoing securities class action, which management does not consider representative of the Company’s performance.
(D) Warrant issuance cost: costs associated with the July 2025 warrant dividend.
(E) Change in fair value of common stock warrants: non-cash gains or losses from the remeasurement of the Company’s common stock warrants.
(F) Interest expense related to the warrant dividend: non-cash interest expense recognized in connection with the July 2025 warrant dividend.

ENOVIX CORPORATION
RECONCILIATION OF GAAP NET LOSS PER SHARE TO NON-GAAP NET LOSS PER SHARE (PRELIMINARY)
(Unaudited; net loss per share attributable to Enovix)

	Unaudited	Unaudited	Preliminary
	Q3’25	Q2’26	Q3’26
GAAP net loss per share, basic	($0.26)	($0.20)	($0.19)
Weighted average shares outstanding, basic	206,458,846	218,502,098	219,623,989
GAAP net loss per share, diluted	($0.27)	($0.20)	($0.19)
Weighted average shares outstanding, diluted	206,811,315	218,502,098	219,623,989
Non-GAAP net loss per share, basic	($0.14)	($0.13)	($0.14)
Non-GAAP net loss per share, diluted	($0.14)	($0.13)	($0.14)
Note: Q2’26 and Q3’26 basic and diluted amounts are the same because potentially dilutive securities were anti-dilutive.
Source: Enovix Corporation